CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated December 31, 2024, and each included in this Post-Effective Amendment No. 175 to the Registration Statement (Form N-1A, File No. 33-51061) of BNY Mellon Advantage Funds, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated October 23, 2024, with respect to the financial statements and financial highlights of BNY Mellon Opportunistic Midcap Value Fund, BNY Mellon Opportunistic Small Cap Fund, BNY Mellon Dynamic Value Fund and BNY Mellon Technology Growth Fund (four of the funds constituting BNY Mellon Advantage Funds, Inc.) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended August 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York

December 20, 2024